UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 29, 2006

Ferro Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-584	34-0217820
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 Lakeside Avenue, Cleveland, Ohio		44114
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-641-8580

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

The information set forth under Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 29, 2006, Ferro Corporation ("Ferro") and two of its subsidiaries (Ferro Electronic Materials Inc. and Ferro Finance Corporation (the "Conduit")) amended Ferro’s $100 million asset securitization program by entering into (a) an amendment to its Purchase and Contribution Agreement dated June 30, 2000, as amended (the "New PCA"), and (b) an Amended and Restated Receivables Purchase Agreement with CAFCO, LLC, Citicorp North America, Inc., and Citibank, N.A. (the "New RPA").

The primary effects of these amendments are (a) to extend the outside termination date of Ferro’s asset securitization program from June 5, 2007 to June 2, 2009 (subject to the satisfaction of certain specified conditions) and (b) to cure the existing default under the current asset securitization program, which resulted from the recent downgrades of Ferro’s public debt ratings.

Specifically, these amendments were entered into in order to:

(1) Confirm that Citibank, N.A. will purchase receivables from the Conduit pursuant to the asset securitization program in the event that the current purchaser, CAFCO, LLC, no longer desires to purchase such receivables during the period to and including June 5, 2007, and that Citibank, N.A. (and possibly one or more additional banks) will purchase receivables from the Conduit pursuant to the asset securitization program following June 5, 2007 to and including June 2, 2009 (subject to the satisfaction of certain specified conditions) in the event that CAFCO, LLC no longer desires to purchase such receivables;

(2) Modify certain events of default to more closely match those set forth in Ferro’s new Credit Agreement dated as of June 6, 2006;

(3) Delete the existing default and resulting termination right caused when Moody's Investors Service, Inc. ("Moody’s") downgraded Ferro’s public debt rating to B1, then withdrew its rating, and when Standard and Poor’s Rating Services, a division of McGraw-Hill Companies, Inc. ("S&P"), downgraded Ferro’s public debt rating to B+; and

(4) Modify pricing based on Ferro’s public debt ratings.

The foregoing summary is qualified in its entirety by reference to the text of the New PCA and the New RPA which are filed as Exhibits 10.1 and 10.2 and are incorporated herein by reference.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

By letter dated June 29, 2006, J.P. Morgan Trust Company, trustee for certain of the Company’s notes and debentures, accelerated the payment of the Company’s 7.375% Debentures due November 1, 2015, principal amount of $25 million (the "Debentures"). The Company reported the event of default triggering the acceleration, the delayed filing of financial statements, in its Form 10-K filed on March 31, 2006 and its 8-K filed April 10, 2006. On July 3, 2006, the Company repaid the Debentures in full at a cost of $25,322,656.25 (principal plus all accrued and unpaid interest). As anticipated, the Company has drawn on the term loans in its credit facility to meet the accelerated payment requirements.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1: Amendment to Purchase and Contribution Agreement dated as of June 29, 2006, among Ferro Corporation, Ferro Electronic Materials Inc. and Ferro Finance Corporation

Exhibit 10.2: Amended and Restated Receivables Purchase Agreement dated as of June 29, 2006, among Ferro Corporation, Ferro Electronic Materials Inc., Citicorp North America, Inc., CAFCO, LLC and Citibank, N.A.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ferro Corporation

July 6, 2006	By:	Thomas M. Gannon

Name: Thomas M. Gannon
Title: Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Amendment to Purchase and Contribution Agreement dated as of June 29, 2006, among Ferro Corporation, Ferro Electronic Materials Inc. and Ferro Finance Corporation
10.2	Amended and Restated Receivables Purchase Agreement dated as of June 29, 2006, among Ferro Corporation, Ferro Electronic Materials Inc., Citicorp North America, Inc., CAFCO, LLC and Citibank, N.A.